Exhibit 99.1
News Release

Cenveo to Acquire Nashua Corporation
Expands Cenveo’s leading pharmaceutical label position
Transaction expected to be accretive to earnings

STAMFORD, CT– (May 7, 2009) – Cenveo, Inc. (NYSE: CVO) announced today the signing of a definitive merger agreement pursuant to which Cenveo will acquire all of the common shares of Nashua Corporation (NASDAQ: NSHA) in a stock and cash transaction valued at approximately $44.4 million including the assumption of Nashua debt. The combination will enable Cenveo to expand the range of products and services it offers customers, while at the same time enhancing its existing offerings to the pharmaceutical, retail & grocery store shelves, and pressure sensitive label markets. Founded in 1849, Nashua, with annual revenues of $265 million in 2008 and operations across the United States, is a recognized leader in the label and specialty paper markets. This combination is expected to strengthen Cenveo’s position in pharmaceutical and shelf label market as well as to expand upon Nashua’s position in the point of sale and wide-format printing markets.

The agreement has been approved by the Boards of Directors of both companies and is expected to close during the summer.  The acquisition is expected to be accretive to Cenveo’s earnings and is subject to customary closing conditions, including approval of Nashua’s shareholders.

Under the terms of the definitive agreement, each share of common stock of Nashua will be converted into the right to receive (i) $0.75 per share in cash and (ii) $6.13 per share in Cenveo common stock, provided, that in no event will a Nashua share be exchanged for less than 1.168 of a Cenveo share or more than 1.635 of a Cenveo share.  Based on the closing price of Cenveo’s common stock on May 6, 2009, the last trading day prior to the announcement, the total consideration is valued at $6.88 per Nashua share, with an implied consideration mix of approximately 89% in stock and 11% in cash. Upon completion of the transaction, it is anticipated that Nashua’s shareholders will own approximately 11% of the combined company, based on yesterday’s closing price of Cenveo’s shares. Cenveo has also entered into a Voting Agreement with certain members of Nashua’s directors and executive officers, including Tom Brooker, Nashua’s CEO and President as well as with Newcastle Partners, L.P. The persons and entities who have signed the Voting Agreement collectively own approximately 23% of Nashua’s common stock.  Pursuant to the Voting Agreement, they have, among other things, agreed to vote in favor of the transaction with Cenveo.

Robert G. Burton, Chairman and Chief Executive Officer of Cenveo stated:
"The acquisition of Nashua brings together two of the nation’s most respected printers to strengthen our label platform and expand our product offerings. Nashua’s operations both strategically mirror and complement Cenveo’s product line and will create immediate cross-selling opportunities for both companies’ customers.  The acquisition of Nashua, with its storied history and strategic niche product offerings, is an example of how we intend to grow our company by acquiring leaders in high growth sectors of the printing industry.  We expect this acquisition to be accretive to earnings."

Thomas Brooker, Nashua’s President and Chief Executive Officer, stated:
"By becoming a part of the third largest graphic communications company in North America, Nashua is better positioned to reach the next level of performance and market share growth in the attractive niche markets we serve.  Nashua will become part of a much larger business, a business better able to meet the growing and full service needs of Nashua’s customers, and use this expanded scale to deliver increased efficiencies and a wider service offering to them."

Mr. Burton concluded:
"Despite the challenging economic environment that we are facing, we intend to continue to look to grow our business in attractive niche markets. We are fortunate to have a strong and talented management team along with an operating platform that gives us the ability to grow and expand our business. We are excited to welcome Nashua into our family.  I look forward to a swift completion of this transaction."

Conference Call:
Cenveo will discuss the Nashua merger agreement along with its first quarter 2009 results during a conference call it is hosting today at 10:00 a.m. Eastern Time.  Individuals wishing to participate can join the call by dialing (706) 758-1648. The conference call will also be available via webcast, which can be accessed via the Internet at www.cenveo.com.

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
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In connection with the proposed merger, Cenveo will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Nashua and a Prospectus of Cenveo, as well as other relevant documents concerning the proposed transaction.  Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Cenveo and Nashua at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at http://www.cenveo.com under the tab “Investors” and then under “SEC Docs.” Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Tim Davis, One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901, (203) 595-3014.

Nashua and Cenveo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Nashua with respect to the transactions contemplated by the merger agreement.    Information about the directors and executive officers of Cenveo is set forth in the proxy statement for Cenveo’s 2009 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 6, 2009.  Information about the directors and executive officers of Nashua is set forth in the proxy statement for Nashua’s 2009 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 31, 2009.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) a decline of our consolidated or individual reporting units operating performance as a result of the current economic environment could affect the results of our operations and financial position, including the impairment of our goodwill and other long-lived assets; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) intense competition in our industry; (viii) the absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (ix) factors affecting the U.S. postal services impacting demand for our products; (x) the availability of the Internet and other electronic media affecting demand for our products; (xi) increases in paper costs and decreases in its availability; (xii) our labor relations; (xiii) compliance with environmental rules and regulations; and (xiv) dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.